UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 29, 2015

SEMLER SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)
Delaware	001-36305	26-1367393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2330 NW Everett St. Portland, Oregon	97210
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (877) 774-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 29, 2015, the stockholders of Semler Scientific, Inc. (the “Company”) approved the adoption of the 2015 Employee Bonus Plan (the “Bonus Plan”) at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”). A copy of the Bonus Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
On October 29, 2015, the stockholders of the Company approved the Company’s 2014 Stock Incentive Plan (the “2014 Plan”) , as amended, at the Annual Meeting to increase the aggregate number of shares of common stock authorized for issuance under the 2014 Plan by 1,500,000 shares. A copy of the 2014 Plan, as amended, is attached hereto as Exhibit 10.2 and is incorporated herein by reference.
On October 29, 2015, the Board of Directors of the Company determined that the duties of the position of Chief Operating Officer had changed such that Mr. McRae is no longer participating in significant strategic and policy-making decisions on a regular basis. As a result, the Board determined that Mr. McRae should no longer be designated as an executive officer of the Company. Mr. McRae shall continue serving as the Chief Operating Officer of the Company.
Item 5.03   Amendments to Articles of Incorporation or Bylaws
On October 30, 2015, the Company filed an amended and restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware. The Restated Certificate includes provisions authorizing a classified board of directors and removes provisions relating to the Series A, A-1 and A-2 preferred stock that is no longer outstanding. The Company’s stockholders approved the Restated Certificate at the Annual Meeting.
A copy of the Restated Certificate is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Item 5.07    Submission of Matters to a Vote of Security Holders.
On October 29, 2015, the Company held its Annual Meeting at the offices of Cooley LLP, 3175 Hanover Street, Palo Alto, California 94304. At the Annual Meeting, the Company’s stockholders voted on six proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on September 28, 2015. The following is a brief description of each matter voted upon and the certified results, including the number of votes cast for and against each matter and, if applicable, the number of abstentions and broker non-votes with respect to each matter.

Proposal 1. Stockholders elected each of the following nominees to serve on the Company’s board of directors until the Company’s 2016 Annual Meeting of Stockholders or until his or her respective successor has been duly elected and qualified. However, as a result of the approval of Proposal 4, the board is now divided into three classes for future elections, with the initial terms of the Class I directors expiring at the Company’s 2016 Annual Meeting of Stockholders; with the initial terms of the Class II directors expiring at the Company’s 2017 Annual Meeting of Stockholders; and with the initial terms of the Class III directors expiring at the Company’s 2018 Annual Meeting of Stockholders. The voting results for each of the nominees were as follows:
Director Name	Votes For	Votes Against	Votes Withheld	Broker Non- Votes	Percentage of Votes in Favor
Herbert J. Semler	3,236,327	7,060	1,250	766,796	99.74%
Douglas Murphy-Chutorian	3,236,424	6,963	1,250	766,796	99.75%
Bruce J Barclay	3,231,406	11,981	1,250	766,796	99.59%
Aidan M. Collins	3,236,424	6,963	1,250	766,796	99.75%
Greg S. Garfield	3,231,406	11,981	1,250	766,796	99.59%
Arthur “Abbie” Leibowitz	3,236,127	7,260	1,250	766,796	99.74%
Wayne T. Pan	3,212,137	7,163	25,337	766,796	99.00%
Shirley L. Semler	3,235,324	8,063	1,250	766,796	99.71%
Proposal 2. Stockholders approved the adoption of the Company’s 2015 Employee Bonus Plan. The voting results were as follows:
Votes For	Votes Against	Votes Abstaining	Broker Non-Votes	Percentage of Votes in Favor
3,235,027	8,360	1,250	766,796	99.70%
A copy of the 2015 Employee Bonus Plan is attached hereto as Exhibit 10.1.
Proposal 3. Stockholders approved an increase in the number of shares that are available for grant pursuant to the Company’s 2014 Stock Incentive Plan. The voting results were as follows:
Votes For	Votes Against	Abstentions	Broker Non-Votes	Percentage of Votes in Favor
3,001,541	241,846	1,250	766,796	92.51%
A copy of the 2014 Stock Incentive Plan, as amended, is attached hereto as Exhibit 10.2.
Proposal 4. Stockholders approved an amendment to the Company’s Certificate of Incorporation to provide for a classified board of directors. The voting results were as follows:
Votes For	Votes Against	Abstentions	Broker Non-Votes	Percentage of Votes in Favor
3,002,138	241,249	1,250	766,796	92.53%
Accordingly, Class I consists of Mr. Barclay, Mr. Garfield and Mrs. Semler, whose initial terms will expire at the Company’s 2016 Annual Meeting of Stockholders; Class II consists of Dr. Leibowitz, Dr. Pan and Dr. Semler, whose initial terms will expire at the Company’s 2017 Annual Meeting of Stockholders; and Class III consists of Dr. Murphy-Chutorian and Mr. Collins, whose initial term will expire at the Company’s 2018 Annual Meeting of Stockholders.

Proposal 5. Stockholders approved an amendment to the Company’s Certificate of Incorporation to remove provisions relating to the Series A, A-1 and A-2 preferred stock that is no longer outstanding. The voting results were as follows:
Votes For	Votes Against	Abstentions	Broker Non-Votes	Percentage of Votes in Favor
3,239,401	6,963	1,500	763,569	99.74%
Proposal 6. Stockholders ratified the selection by the Audit Committee of the Board of Directors of the Company of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015. The voting results were as follows:
Votes For	Votes Against	Abstentions	Percentage of Votes in Favor
3,839,528	122,892	49,013	95.72%
Item 9.01.   Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Semler Scientific, Inc.
10.1	Semler Scientific, Inc. 2015 Employee Bonus Plan.
10.2	Semler Scientific, Inc. 2014 Stock Incentive Plan, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SEMLER SCIENTIFIC, INC.
By: /s/ Douglas Murphy-Chutorian Name: Douglas Murphy-Chutorian Title: Chief Executive Officer
Date: November 2, 2015